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                                                                     Exhibit 1.2

                        HEALTHCARE ACQISITION CORPORATION

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

         Maxim Group LLC ("MAXIM") is acting as the representative of the underwriters (the "Underwriters") in a firm commitment, underwritten offering (the "OFFERING") to sell 8,000,000 units (the "Units")(1) of Healthcare Acquisition Corporation (the "COMPANY") as described in the prospectus for the Offering (the "PROSPECTUS"). Maxim is hereby inviting the entity signatory hereto (the "SELECTED DEALER"), subject to the other terms and conditions set forth herein and in the Prospectus, to act as a selected dealer in connection with the Offering, and by executing this Selected Dealer Agreement (this "AGREEMENT"), Maxim hereby approves such signatory as a Selected Dealer in connection with the Offering.

         1. This Agreement shall be effective when the registration statement relating to the Units (and including the Prospectus) (the "REGISTRATION STATEMENT") filed by the Company under the Securities Act of 1933, as amended (the "ACT"), has become effective with the Securities and Exchange Commission. The terms of the Offering and the Selected Dealer's participation therein are as follows:

Authorized Public Offering Price:   $8.00 per Unit.

Selected Dealers' Selling Concession:     Not to exceed $____ per Unit payable
                                          upon termination of this Agreement,
                                          except as provided below. Maxim
                                          reserves the right not to pay such
                                          concessions on any of the Units
                                          purchased by the Selected Dealer from
                                          Maxim and repurchased by Maxim at or
                                          below the price stated above prior to
                                          such termination.

Reallowance:                              The Selected Dealer may reallow not in
                                          excess of $___ per Unit as a selling
                                          concession to dealers who are members
                                          in good standing of National
                                          Association of Securities Dealers,
                                          Inc. (the "NASD") or to foreign
                                          dealers who are not eligible for
                                          membership in the NASD and who have
                                          agreed: (i) not to sell the Units
                                          within the United States of America,
                                          its territories or possessions or to
                                          persons who are citizens thereof or
                                          residents therein, and (ii) to abide
                                          by the applicable Conduct Rules of the
                                          NASD.

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(1)  Plus the over-allotment option available to the Underwriters to purchase up to an additional 1,200,000 Units.

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Delivery and Payment:                     Delivery of the Units shall be made on
                                          or about ___________, 2005 or such
                                          later date as Maxim may advise on not
                                          less than one day's notice to the
                                          Selected Dealer, at Maxim's principal
                                          office located at 405 Lexington
                                          Avenue, 2nd Floor, New York, New York
                                          10174 or at such other place as Maxim
                                          may advise on not less than one day's
                                          notice to the Selected Dealer. Payment
                                          for the Units is to be made, against
                                          delivery, at the authorized public
                                          offering price stated above, or, if
                                          Maxim shall so advise, at the
                                          authorized public offering price less
                                          the dealers' selling concession stated
                                          above, by a certified or official bank
                                          check in New York Clearing House Funds
                                          or wire transfer of immediately
                                          available funds payable to the order
                                          of Maxim Group LLC.

Termination:                              This Agreement shall terminate at the
                                          close of business on the 45th day
                                          following the effective date of the
                                          Registration Statement (of which the
                                          enclosed Prospectus forms a part),
                                          unless extended at Maxim's discretion
                                          for a period or periods not to exceed
                                          in the aggregate 30 additional days.
                                          Maxim may terminate this Agreement,
                                          whether or not extended, at any time
                                          and for any reason, without notice. In
                                          addition, this Agreement shall
                                          automatically terminate if the
                                          Selected Dealer: (a) ceases to be a
                                          member in good standing of the NASD,
                                          (b) becomes subject to NASD
                                          suspension, or (c) has its
                                          registration as a broker-dealer under
                                          the Securities Exchange Act of 1934,
                                          as amended (the "EXCHANGE ACT") is
                                          terminated or suspended. Upon
                                          termination, all rights and
                                          obligations under this Agreement shall
                                          cease, except rights and obligations
                                          accrued or unsatisfied at the date of
                                          termination.

            2. Any of the Units purchased by the Selected Dealer hereunder are to be offered by the Selected Dealer to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering prices not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that: (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to the Selected Dealer that they will promptly reoffer such Units at the public offering price and will abide by the conditions set forth in paragraph 8 below.


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            3. By its signature hereto, the Selected Dealer agrees that: (a)
upon effectiveness of the Registration Statement and receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to the Selected Dealer by Maxim, (b) not to use any of the Units to reduce or cover any short position of the Selected Dealer, (c) upon Maxim's request, to advise Maxim of the number of Units purchased from Maxim remaining unsold by the Selected Dealer and to resell to Maxim any or all of such unsold Units at the public offering prices stated above, less all or such part of the concession allowed the Selected Dealer as Maxim may determine, and (d) to make available a copy of the Prospectus to all persons who on behalf of the Selected Dealer will solicit orders for the Units prior to the making of such solicitations by such persons. The Selected Dealer is not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

            4. As contemplated by Rule 15c2-8 under the Exchange, Maxim agrees to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under the Exchange Act, the mailing to be made to the address given in the request. The Selected Dealer confirms that it has received and reviewed the Prospectus and delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agrees to deliver all copies of the Prospectus required to be delivered thereunder. The Selected Dealer acknowledges that Maxim has heretofore delivered to the Selected Dealer such preliminary prospectuses as have been required by the Selected Dealer, receipt of which is hereby acknowledged, and will deliver reasonable quantities of additional prospectuses (any supplements or amendments thereto) as may be reasonably requested by the Selected Dealer.

            5. The Selected Dealer agrees that until termination of this Agreement, the Selected Dealer will not make purchases or sales of the Units except: (a) pursuant to this Agreement, (b) pursuant to written authorization received from Maxim, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

            6. The Units are offered by Maxim for delivery when, as and if sold to, and accepted by, Maxim and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to Maxim's right to vary the concessions and terms of the Offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

            7. Upon written application to Maxim, the Selected Dealer shall be informed as to the jurisdictions under the securities or blue sky laws of which Maxim believes the Units are eligible for sale, but Maxim assumes no responsibility as to such eligibility or the right of the Selected Dealer or any other selected dealers in the Offering to sell any of the Units in any jurisdiction. Maxim has caused to be filed a Further State Notice relating to such of the Units to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the Offering, the Selected Dealer agrees to promptly furnish to Maxim, upon request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by the Selected Dealer, the number of Units sold in such jurisdiction, and any further information Maxim may request in order to permit Maxim to file on a timely basis any report that Maxim, as the representative of the Underwriters or manager of the selected dealers in the Offering, may be required to file pursuant to the securities or blue sky laws of any jurisdiction.



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            8. By its signature hereto, as a condition of the approval by Maxim of the Selected Dealer as such, the Selected Dealer confirms that it is either:
(a) a member in good standing of the NASD and that it is currently registered as a dealer under the Exchange Act or (b) a foreign dealer that has agreed (i) not to sell the Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, and
(ii) to abide by the applicable Conduct Rules of the NASD. The Selected Dealer hereby agrees to comply with the provisions of Rule 2810 of the Rules of Fair Practice of the NASD. In addition, the Selected Dealer hereby agrees to comply with the provisions of Rules 2710, 2420, 2730, 2740 and 2750 of the Rules of Fair Practice of the NASD to the extent such sections are applicable to the Selected Dealer's activities in connection with the Offering, as well as all other applicable federal, state and foreign laws, rules and regulations, including, without limitation, those relating to money laundering.

            9. The Selected Dealer agrees that it shall act solely as an independent contractor under this Agreement. Nothing herein shall be deemed to create any partnership, joint venture or other association or entity between Maxim and the Selected Dealers; provided, however, that the Selected Dealer agrees, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear its proper proportion of any tax or other liability based upon the claim that the selected dealers in the Offering constitute a partnership, joint venture or other association or entity and a like share of any expenses of resisting any such claim.

            10. Maxim shall be the managing underwriter of the Offering and the manager of all of the selected dealers of the Offering (including the Selected Dealer) and shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the Offering or such selected dealers or any one of them. Except as expressly stated herein, or as may arise under the Act, Maxim shall be under no liability to the Selected Dealer as such for, or in respect of: (i) the validity or value of the Units, (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the any underwriting agreement entered into in connection with the Offering, or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing.

            11. If, for federal income tax purposes, should the Selected Dealer and Maxim (together or with others), be deemed to constitute a partnership, then the Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and the Selected Dealer agrees not to take any position inconsistent with such election. The Selected Dealer authorizes Maxim, in its sole discretion, to execute and file on the Selected Dealer's behalf, such evidence of such election as may be required by the Internal Revenue Service.


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            12. All communications from the Selected Dealer shall be addressed to Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, New York 10174,
Attention: Clifford A. Teller. Any notice from Maxim to the Selected Dealer shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed or sent by confirmed facsimile transmittal to the Selected Dealer at the address to which this Agreement is initial sent. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

            If you desire to become a Selected Dealer, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                                   Very truly yours,

                                                   MAXIM GROUP LLC


                                                   By:__________________________
                                                        Name:
                                                        Title:

            We agree to act as a Selected Dealer in connection with the Offering on the terms specified above.

Dated: _______________, 2005


                                                   -----------------------------
                                                   (Selected Dealer)



                                                   -----------------------------
                                                   (Sign Here)



                                                   -----------------------------
                                                   (Print Signatory's Title)


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